Exhibit 23.1

We consent to the incorporation by reference in Registration Statement No. 333-193983 on Form S-8 of NCI, Inc. of our report dated March 13, 2015 of our audit of the financial statements of Computech, Inc. as of December 31, 2014 and for the year then ended, which report is included in the Form 8-K/A of NCI, Inc. to which this consent is filed as an exhibit.

/s/ CohnReznick LLP

Tysons, Virginia

March 13, 2015